                                                                     EXHIBIT 1.2




                             UNDERWRITING AGREEMENT
                                     (TERMS)
                             ----------------------

                                  $500,000,000

                              6.25% Notes due 2013
                             ----------------------


                                February 5, 2003



HCA Inc.
One Park Plaza
Nashville, Tennessee 37203


Dear Sirs/Madams:

         The underwriters set forth below (the "Underwriters"), for which Salomon Smith Barney Inc. and Goldman, Sachs & Co. are acting as Managers (the "Managers"), understand that HCA Inc. (f/k/a HCA - The Healthcare Company, and previously Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 6.25% Notes due 2013 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and The Bank of New York, as successor trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names.

                                                                                Principal Amount
                                                                                       of
                                                                               Offered Securities
                                                                               ------------------
         Salomon Smith Barney Inc..........................................  $     175,000,000
         Goldman, Sachs & Co...............................................        175,000,000
         Deutsche Bank Securities Inc......................................         25,000,000
         J.P. Morgan Securities Inc........................................         25,000,000
         SunTrust Capital Markets, Inc. ...................................         25,000,000
         BNY Capital Markets, Inc..........................................         15,000,000
         Fleet Securities, Inc.............................................         15,000,000
         Scotia Capital (USA), Inc. .......................................         15,000,000
         TD Securities (USA) Inc. .........................................         15,000,000
         Wachovia Securities, Inc..........................................         15,000,000
                                                                             -----------------
             Total.........................................................  $     500,000,000
                                                                             =================


         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Goldman, Sachs & Co. or through the facilities of The Depository Trust Company at 10:00 a.m. (New York time) on February 10, 2003 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated May 16, 2002, and the Prospectus Supplement dated February 5, 2003, including the following:

         Public Offering Price:             99.346% of principal amount

         Purchase Price:                    98.696% of principal amount

         Underwriters' Discount:            0.650%

         Maturity Date:                     February 15, 2013

         Interest Rate:                     6.25%

         Interest Payment Dates:            August 15 and February 15 of each year,
                                            commencing August 15, 2003.  Interest
                                            accrues from February 10, 2003.

         Redemption Provisions:             The Company may, at its option, redeem
                                            the Offered Securities at any time and from
                                            time to time at the price described in the
                                            Prospectus Supplement.

         Current Ratings:                   Standard & Poor's Ratings Service--BBB-
                                            Moody's Investors Service, Inc.-- Ba1

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), dated as of September 18, 2002, a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                               Very truly yours,

                               Acting on behalf of themselves and the several Underwriters named herein:

                               By:      Salomon Smith Barney Inc.


                                        By:      /s/ Anne Clark Wolff
                                                 ------------------------------
                                        Name:    Anne Clark Wolff
                                                 ------------------------------
                                        Title:   Managing Director
                                                 ------------------------------


                               By:      /s/ Goldman, Sachs & Co.

                                        ---------------------------------------
                                                 (Goldman, Sachs & Co.)




Accepted:

HCA Inc.


By:      /s/ Keith M. Giger
         --------------------------------------------
Name:    Keith M. Giger
         --------------------------------------------
Title:   Vice President - Finance
         --------------------------------------------



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